Exhibit 10.3

February 15, 2024

To:

Cactus Healthcare Management LP

4B Cedar Brook Drive

Cranbury, NJ 085412

Attention: Stephen T. Wills, Secretary of Managing Member

Re: Waiver of Transfer Restrictions Under Insider Letter Agreement

Dear Sir:

Reference is made to that certain letter agreement, dated October 28, 2021, by and among Cactus Acquisition Corp. 1 Limited, a Cayman Islands exempted company (the “Company”), Cactus Healthcare Management LP, a Delaware limited partnership (the “Sponsor”), and the officers and directors of the Company (the “Letter Agreement”).

The undersigned Company has been informed by the Sponsor that the Sponsor seeks to sell to EVGI Limited (the “Purchaser”), pursuant to a sponsor securities purchase agreement, dated February 9, 2024 (the “Purchase Agreement”), (a) an aggregate of 2,530,000 founders’ shares (“Founders’ Shares”), consisting of 2,529,999 Class A ordinary shares, par value $0.0001 of the Company (“Class A ordinary shares”) and one Class B ordinary share, par value $0.0001, of the Company (“Class B ordinary share”), and (b) 3,893,334 private placement warrants (“Private Warrants”) that had been purchased by the Sponsor concurrently with the Company’s initial public offering in November 2021 (the “IPO”) (collectively, the “Transferred Securities”). The Transferred Securities collectively constitute 80% of the securities of the Company owned by the Sponsor currently.

Given the Company’s interest in effecting a value-enhancing initial business combination for all of its shareholders, which the Company believes will be furthered by the transactions under the Purchase Agreement, the Company hereby waives, with respect to the transfer by the Sponsor to the Purchaser of the Transferred Securities pursuant to the Purchase Agreement, the restrictions on transfer of (i) the Founders’ Shares under Section 6(a) of the Letter Agreement, and (ii) the Private Warrants under Section 6(b) of the Letter Agreement. As a result of the foregoing waiver, the transfer of the Transferred Securities pursuant to the Purchase Agreement shall be deemed a transfer to a “Permitted Transferee” under Section 6(c) of the Letter Agreement. Any future transfer of the Transferred Securities by the Purchaser shall be subject to the transfer restrictions under Sections 6(a) and 6(b) of the Letter Agreement.

Except as explicitly waived hereby, the Letter Agreement shall remain in full force and effect in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Company has provided this waiver under the foregoing letter agreement as of the date written above.

Company:

Cactus Acquisition Corp. 1 Limited

By:	/s/ Ofer Gonen
Name:	Ofer Gonen
Title:	Chief Executive Officer

Acknowledged and agreed:

Sponsor:

Cactus Healthcare Management LP

By:	Cactus Healthcare Management LLC,
its sole General Partner

By:	/s/ Stephen T. Wills
	Name:	Stephen T. Wills
	Title:	Secretary

[Signature Page to Waiver, dated February 15, 2024, of Transfer Restrictions Under Letter Agreement dated October 28 , 2021]